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                                                                     EXHIBIT 3.1
                        RESTATED ARTICLES OF ORGANIZATION

         Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned limited liability company executes the following Restated Articles:

         1. The name of the limited liability company is: Venture Holdings Company LLC

         2.    The identification number assigned by the Bureau is: B53889

         3.    All former names of the limited liability company are:  N/A

         4.    The date of filing the original Articles of Organization was:
               May 21, 1999


         The following Restated Articles of Organization supersede the Articles of Organization, as amended, and shall be the Articles of Organization for the limited liability company.

ARTICLE I

FORMATION

SECTION   1.1  NAME AND OWNERSHIP

NAME. The name of the limited liability company is: VENTURE
HOLDINGS COMPANY LLC (the "LLC").

SINGLE OWNER. The LLC shall only have one owner. No transfer of ownership by any owner of the LLC shall be effective if its violates this provision.

SECTION   1.2  PURPOSE

The purpose or purposes for which the LLC is formed is:

To own the stock and other equity interests of and securities in one or more of the following: Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Industries Canada Ltd., Vemco, Inc., Vemco Leasing, Inc., Venture Leasing Company, Venture Holdings Corporation and Venture Service Company, Experience Management LLC (which, together with the stock, equity interests and securities of other entities from time to time transferred to this LLC, are each herein referred to as a "Company" and together are referred to as the "Companies").

To own insurance policies on the life of Larry J. Winget.

To, pursuant to the Loan Facilities (as herein defined) borrow and repay monies and any other purposes permitted by the Act


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except as prohibited by Article III hereof.

SECTION   1.3  INITIAL REGISTERED OFFICE

(A) ADDRESS. The street address of the LLC is 33662 James J. Pompo Dr., Fraser, MI 48026.

The Post Office address of the LLC is Post Office Box 278, Fraser, MI 48026.


SECTION   1.4  DURATION

(A)  MAXIMUM. The maximum duration of the LLC is: perpetual.


SECTION   1.5  RESIDENT AGENT

(A) NAME. The name and address of the resident agent of the LLC is: ROBERT SILVERMAN, 33662 James J. Pompo Dr., P.O. Box 278, Fraser, Michigan 48026.


ARTICLE II

TOTAL SHARES

SECTION   2.1  CAPITAL SHARES.


OWNERSHIP. The owner(s) of the LLC shall be the members. Members shall own the LLC in proportion to their membership interests. Membership interests shall be represented by Class A common shares. Class A common shares certificates representing the membership interest(s) shall be in the form adopted pursuant to the Operating Agreement.

AUTHORIZED CAPITAL SHARES. The total authorized membership capital shares of the LLC is 60,000 shares of Class A common.




ARTICLE III

PROHIBITED ACTIVITIES


SECTION   3.1  ACTIVITIES PROHIBITED TO THE LLC

In any event, the LLC shall not have the power to:


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(A)  Do any act prohibited to Venture Holdings Trust or otherwise violate the terms of the following loan facilities owed or guaranteed by the LLC or one or more of the Companies, so long as they are Outstanding:

A "Senior Secured Credit Facility" with loans due 2004 and 2005 in an initial amount of $575,000,000;

A "1997 Senior Unsecured Notes Facility" due 2005 in an initial amount of $205,000,000;

A "1999 Senior Notes Facility" due 2007 in an initial amount of $125,000,000;
and

A "1999 Senior Subordinated Notes Facility" due 2009 in an initial amount of $125,000,000;

(together, with any other loan facilities designated as such by an instrument signed by or guaranteed by the LLC or one or more of the Companies, as any or all of such loan facilities many be, in whole or in part, amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including without limitation any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing), "Loan Facilities").

A Loan Facility shall only be considered "Outstanding" if it has not been satisfied and discharged or, to the extent permitted by the Loan Facility in question, subject to a legal or covenant defeasance.

Engage in the active conduct of any business whatsoever.

Authorize any distribution from any Subsidiary unless the same is pursuant to a Special Advisor or Successor Special Advisor Group's Direction which Direction shall certify that the distribution requirements of the Outstanding Loan Documents have been complied with.

Do any act in contravention of the provisions of Article IV.



ARTICLE IV

                       CORPORATE OPPORTUNITIES COMMITMENT

                         SECTION 4.1 FAIRNESS COMMITTEE

Pursuant to the obligations set forth in the Outstanding Loan Facilities:


(A) The LLC will establish and maintain a Fairness Committee, at least one of whose members shall be Independent.

(B) The Fairness Committee shall have such rights and duties and shall act by such procedures and in such manner as the Special Advisor or Successor Special Advisor Group shall determine from time to time, provided that no such determination shall limit or otherwise interfere with the rights and duties of the Fairness Committee as herein set forth.




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SECTION   4.2  AFFILIATE TRANSACTIONS AND CORPORATE OPPORTUNITIES

(A) The Fairness Committee, to the extent provided in the Outstanding Loan Documents, shall review and approve of affiliate transactions.

The Fairness Committee, to the extent provided in the Outstanding Loan Documents, shall review and make decisions regarding corporate opportunities.

The Fairness Committee shall have such additional rights and duties as provided for in the Outstanding Loan Documents or requested by the Managers of the LLC.



ARTICLE V

MANAGEMENT

SECTION   5.1  MANAGER-MANAGED

IN GENERAL. The business of the LLC shall be managed by or under the authority of 1 or more managers, who shall have the rights and duties set forth herein.

The managers of the LLC shall be the Special Advisor (who shall exercise all of the powers of the Administrator, Active Business Advisory Group and Financial Advisor), and, upon the death, Disability or Unavailability of the Special Advisor, the Successor Special Advisor Group, all as defined in and provided for herein and in the Operating Agreement of the LLC.


ARTICLE VI

MEMBERSHIP VOTING

SECTION   6.1  IN GENERAL

MAJORITY VOTE. A vote of a majority of all membership shares entitled to vote is required to approve any matter submitted for a vote by the members.

AUTHORIZATION BY MEMBERS. The following actions may be authorized only by members of the LLC, and not by the managers:

The dissolution of the LLC.
Merger of the LLC.
An amendment to the Articles of Organization.

AUTHORIZATION FOR TRANSACTIONS. A transaction with the LLC or a transaction connected with the conduct or winding up of the LLC in which a manager of the LLC has a direct or indirect interest


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or a manager's personal use of property of the LLC may be authorized or ratified only by a vote of the members of the LLC.

The manager shall disclose all material facts regarding the transaction and the manager's interest in the transaction or all material facts about the manager's personal use of the LLC's property before the members vote on that transaction or use.

AUTHORIZATION FOR SALE OR TRANSFER OF ASSETS. The sale, exchange, lease, or other transfer of all or substantially all of the assets of the LLC, other than in the ordinary course of business, may be authorized only by a vote of the members of the LLC.



ARTICLE VII

MANAGER'S BREACH OF DUTY

SECTION   7.1  IN GENERAL

(A) LIABILITY. The monetary liability of a manager to the LLC or its members for breach of any duty shall be as set forth in the Operating Agreement.


SECTION   7.2  INDEMNIFICATION

MANAGER. The LLC shall indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in the Operating Agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in the Operating Agreement or contract, except that the company may not indemnify any person for conduct described in Michigan limited liability company act sections 407(a), (b), or (c).

INSURANCE. The LLC may purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by the individual or her in any such capacity or arising out of the individual's status as a manager, whether or not the company could indemnify the individual against liability.




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ARTICLE VIII

MEMBERS' QUALIFICATIONS AND LIABILITY


SECTION   8.1  IN GENERAL

(A) ADMISSION AS MEMBER. A person shall be admitted as a member of the LLC in one or more of the following ways:

Upon the formation of the LLC, by executing and filing the Articles of Organization or by signing the initial Operating Agreement.

(2)  After the formation of the LLC, in one or more of the following ways:

In the case of a person acquiring a membership interest directly from the LLC, by complying with the provisions of the Operating Agreement prescribing the requirements for admission or, in the absence of provisions prescribing the requirements for admission in the Operating Agreement, upon the unanimous vote of the members entitled to vote.

(b)  In the case of an assignee of a membership interest.

(B) LIABILITY. A person who is a member or manager, or both, of the LLC is not liable for the acts, debts, or obligations of the LLC.

These Restated Articles amend the Articles of Organization and were approved on the ___ day of June, 1999 in accordance with Section 604 of the Act by unanimous vote of all of the members entitled to vote.

This document is hereby signed as required by Section 103 of the Act.

Signed:
Venture Holdings Trust, Its Sole Member

/s/ Larry J. Winget
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By:  Larry J. Winget
Its:  Trustee & Special Advisor